SOLD NOTE

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Name of Purchaser (Transferee): LI LIJIAN 李立堅

Address: ROOM B7-2C XIN HU YUAN NEW WORLD GDN NO 2 CAI YUN ROAD ZHAOQING CITY GUANGDONG PROVINCE CHINA

Occupation : MERCHANT

Name of Company in which the shares to be transferred:

Luckycom Limited 萊吉康香港有限公司

Number of Shares: 10,000 of HK$ 1.00 Each

Consideration Received: Ten Thousand Hong Kong Dollars (HK$ 10,000.00)

(Transferor)

Hong Kong, Dated : 13 DEC 2017

INSTRUMENT OF TRANSFER ENDORSED

BOUGHT NOTE

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Name of Seller (Transferor): LUCKYCOM PHARMACEUTICALS INC.

Address: 11767 KATY FREEWAY SUITE 830 HOUSTON TEXAS 77079 UNITED STATES

Occupation : CORPORATION

Name of Company in which the shares to be transferred:

Luckycom Limited 萊吉康香港有限公司

Number of Shares: 10,000 of HK$ 1.00 Each

Consideration Received: Ten Thousand Hong Kong Dollars (HK$ 10,000.00)

(Transferee)

Hong Kong, Dated : 13 DEC 2017

HONG KONG STAMP DUTY 13.12.17 HONG KONG

HONG KONG 00010.00 STAMP DUTY PAID